                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                      SPATIALIZER AUDIO LABORATORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                      LOGO

                                                        200700 VENTURA BOULEVARD
                                                           SUITE ONE THIRTY FOUR
                                                        WOODLAND HILLS, CA 91364
                                                                TEL 818.227.3370
                                                                FAX 818.227.9750

May   , 1998

Dear Stockholder:

     The Company's Annual Meeting of Stockholders will be held on Thursday, June 25, 1998 at 10:00 a.m. at the Warner Center Hilton Hotel located at 6360 Canoga Avenue, Woodland Hills, California 91364. I hope that you will be able to attend in person. Following the formal business of the Meeting, management will be providing an update on our business operations and will be available to respond to your questions.

     This year the agenda for the Annual Meeting includes the election of Directors, the approval of the issuance of Common Stock underlying our new Series A, 7% Convertible Preferred Stock and related Warrants issued in the private placement in April 1998. The Proposal with respect to the issuance of Common Stock is being submitted to you, as a technical matter, to ensure our compliance with the broadened corporate governance policies adopted by NASDAQ in 1997. YOUR VOTE IS IMPORTANT TO US.

     Please sign, date and return your completed proxy promptly so your Company stock can be represented, even if you plan to attend the Annual Meeting in person. As Chairman, I want you to know that the Board endorses each of the nominees for Director and the Proposal related to the Common Stock issuance.

     Additional copies of our Annual Report and Form 10-K are available upon request by contacting Investor Relations at (818) 227-3370 or by visiting our website www.spatializer.com.

     On behalf of the Company, I want to express our appreciation to the members of the Board of Directors and to the members of Management and to thank each of you as stockholders for your continued support of our endeavors. Each of you has contributed to our development.

                                          Sincerely,
                                          SPATIALIZER AUDIO LABORATORIES, INC.

                                          STEVEN D. GERSHICK
                                          Chairman of the Board
                                          President and CEO

                      SPATIALIZER AUDIO LABORATORIES, INC.
                            20700 VENTURA BOULEVARD
                             SUITE ONE THIRTY FOUR
                            WOODLAND HILLS, CA 91364

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that Spatializer Audio Laboratories, Inc. (the "Company") will hold its Annual Meeting of Stockholders on Thursday, June 25, 1998 at 10:00 a.m., at the Warner Center Hilton Hotel located at 6360 Canoga Avenue, Woodland Hills, California 91364, for the following purposes:

     1. Proposal I: To re-elect James D. Pace and Gilbert N. Segel each to the Board of Directors for three (3) year terms expiring in 2001.

     2. Proposal II: To consider and vote upon the ratification of the issuance of the shares of Common Stock, par value $0.01 per share ("Common Stock") to be issued to the holders of up to 100,000 Series A, 7% Convertible Preferred Stock ("Series A Preferred Stock") issued in connection with the private placement of up to $5 million undertaken by the Company in April 1998 ("April 1998 Placement") to the extent that such issuance requires stockholder approval pursuant to the governance requirements of Rule 4310(c)(25)(H) of the NASDAQ Stock Rules which, in substance, requires stockholder approval of the issuance of shares of Common Stock if the amount to be issued exceeds 20% of the outstanding shares of Common Stock and the shares are to be issued at less than the greater of book or market value. Proposal II is being submitted to stockholders, as a technical matter, to assure NASDAQ compliance in the event that the applicable Conversion Prices (as described in the accompanying Proxy Statement) of the Series A Preferred Stock result in the issuance of more than 20% of the outstanding shares of the Company's Common Stock.

     3. To act upon other matters that may properly come before the meeting.

     The Board of Directors has fixed April 30, 1998 as the Record Date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

     At the Annual Meeting, each share of Common Stock represented at the meeting will be entitled to one (1) vote on each matter properly brought before the Annual Meeting.

     Your attention is directed to the accompanying Proxy Statement. Stockholders who do not expect to attend the Annual Meeting in person are requested to date, sign and mail the enclosed proxy as promptly as possible in the enclosed envelope.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         Steven D. Gershick
                                         President and Chief Executive Officer

Dated: May   , 1998

     YOUR BOARD OF DIRECTORS HAS REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF PROPOSAL II AND THE RATIFICATION OF THE APRIL 1998 PLACEMENT. THE BOARD BELIEVES THAT PROPOSAL II IS FAIR TO, AND IN THE BEST INTEREST OF, THE COMPANY AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED PROPOSAL II AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ITS APPROVAL.

     IT IS IMPORTANT THAT ALL STOCKHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 25, 1998

     The accompanying proxy is solicited by the Board of Directors of Spatializer Audio Laboratories, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, June 25, 1998 at the Warner Center Hilton Hotel located at 6360 Canoga Avenue, Woodland Hills, California 91364 at 10:00 a.m., and at any adjournments or postponements of the Annual Meeting. This proxy statement and accompanying
proxy will be mailed beginning on or about May   , 1998 to give holders of
Common Stock of the Company of record on April 30, 1998 (the "Record Date") an opportunity to vote at the Annual Meeting.

     1. Proposal I: To re-elect James D. Pace and Gilbert N. Segel each to the Board of Directors for three (3) year terms expiring in 2001;

     2. Proposal II: To consider and vote upon the ratification of the issuance of the shares of Common Stock to be issued to the holders of the Series A Preferred Stock on conversion of the Series A Preferred Stock issued in connection with the April 1998 Placement to the extent that such issuance requires stockholder approval pursuant to the governance requirements of Rule 4310(c)(25)(H) of the NASDAQ Stock Market Rules which, in substance, requires stockholder approval of the issuance of Common Stock if the amount exceeds 20% of the outstanding shares of Common Stock of the Company and the shares are to be issued at less than the greater of book or market value. Proposal II is being submitted to stockholders, as a technical matter, to assure NASDAQ compliance in the event that the applicable Conversion Prices (as described herein) of the Series A Preferred Stock result in the issuance of more than 20% of the outstanding shares of the Company's Common Stock.

     3. To act upon other matters that may properly come before the meeting.

     The Board of Directors has fixed April 30, 1998 as the Record Date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

VOTING

     In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy, signing and dating the proxy and returning it in the accompanying envelope. If no directions are given and the signed proxy is returned, the proxy holders will vote the shares for the election of all listed nominees, in favor of Proposal II, and at their discretion on any other matters that may properly come before the Meeting. In situations where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"), the affected shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be included in the vote totals. The approval of Proposal II requires the affirmative vote of a majority of the shares of Common Stock represented at the Meeting. Therefore, a failure by a stockholder to return a proxy and indicate their vote on Proposal II will, in effect, be treated as a non-vote on Proposal II, since shares cannot be counted as voting "FOR" the Proposal II if a proxy is not returned.

     A STOCKHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A STOCKHOLDER) TO ATTEND AND ACT FOR HIM AND ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE ACCOMPANYING FORM OF PROXY. TO EXERCISE THIS RIGHT, THE STOCKHOLDER MAY INSERT THE NAME OF THE DESIRED PERSON IN THE BLANK SPACE PROVIDED IN THE PROXY AND STRIKE OUT THE OTHER NAMES OR MAY SUBMIT ANOTHER PROXY.

     THE SHARES REPRESENTED BY PROXIES IN FAVOR OF MANAGEMENT WILL BE VOTED ON ANY BALLOT (SUBJECT TO ANY RESTRICTIONS THEY MAY CONTAIN) IN FAVOR OF THE MATTERS DESCRIBED IN THE PROXY.

REVOCABILITY OF PROXIES

     Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the stockholder or by his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the executive office of the Company located at 20700 Ventura Boulevard, Suite 134, Woodland Hills, California 91364, or at Harris Trust Company of California located at 601 South Figueroa, 49th Floor, Los Angeles, California 90017, at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof, or with the chairman of the meeting on the day of the meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

OUTSTANDING COMMON STOCK

     Holders of record of Common Stock at the close of business on April 30, 1998 ("Record Date") will be entitled to receive notice of and vote at the meeting. The Company is authorized to issue 50,000,000 shares of Common Stock, par value of $0.01 US per share ("Common Stock") and 1,000,000 Preferred Shares, par value of $0.01 US per share ("Preferred Stock"). On the Record Date, there were 21,423,345 shares of Common Stock and 60,000 shares of Preferred Stock issued and outstanding. The holders of Common Stock are entitled to one (1) vote for each share held. All matters presented to the meeting require approval by simple majority of votes cast at the meeting.

SOLICITATION

     The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional material furnished to stockholders. Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such service. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians which hold shares of Common Stock of record for beneficial owners for forwarding to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

     YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

                                   PROPOSAL 1

                      NOMINATION AND ELECTION OF DIRECTORS

     The Company has nine positions on its Board of Directors; and there are currently seven Directors and two vacancies on the Board of Directors. The Board of Directors is classified into three classes, Directors in each class being elected to serve for three years. Of the other current Board, three Directors have terms expiring in 2000; two Directors have terms expiring in 1999; and two Directors have terms expiring in 1998. At this Annual Meeting, Management intends to nominate James D. Pace and Gilbert N. Segel to be elected for three year terms expiring in 2001.

     The elected Directors will continue in office until such Director's successor is elected and has been qualified, or until such Director's earlier death, resignation or removal. The Bylaws state that in any election of Directors, the persons receiving a plurality of the votes cast, up to the number of Directors to be elected in such election, shall be deemed to be elected. Shares represented by proxies marked "withhold authority" for one or more nominees will be counted as a negative vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NAMED NOMINEE.

NOMINEES AND CONTINUING DIRECTORS

     The Board of Directors believes that a classified Board of Directors with staggered terms helps to assure the continuity and stability of the Board of Directors and the business strategies and policies of the Company. Since the Company's Common Stock is listed on the NASDAQ SmallCap Market and the Company is based in California, Management must regularly consider whether Section 2115 of the California Corporation Code applies to various aspects of the Company's corporate governance including confirmation of all directors annually, even though the Company is a Delaware corporation and its Bylaws contemplate staggered terms for the Company's Directors. In 1998, the Company is not subject to the provisions of Section 2115 provisions because more than fifty percent of the Company's securities are held of record by persons with addresses outside of California.

     At this Annual Meeting, James D. Pace and Gilbert N. Segel are to be nominated as Directors for three year terms ending in 2001. In the event that either of the nominees is unable to serve as a Director, the Proxy Holders will vote for the election of substitute nominees, if any, designated by the Board of Directors.

     The following table sets forth certain information with respect to the nominees, the continuing Directors and certain executive officers:

               NAME                 AGE                          POSITION
               ----                 ---                          --------
Nominees for terms ending in 2001:
James D. Pace.....................  42     Director -- 2/95 to date.
                                           Member of Compensation Committee -- 2/95 to date.
Gilbert N. Segel..................  65     Director -- 5/95 to date.
                                           Member of Audit Committee -- 5/95 to date.
                                           Member of Compensation Committee -- 5/95 to date.
Continuing Directors with terms
  ending in 2000:
Jerold H. Rubinstein..............  59     Director -- 8/91 to date.
                                           Member of Audit Committee -- 8/91 to date.
Stephen W. Desper.................  55     Director -- 7/92 to date.
                                           Chairman of the Board -- 7/92 to 12/95
                                           Vice Chairman of the Board -- 12/95 to date.
                                           Principal Holder
Steven D. Gershick................  43     Director -- 7/92 to date.
                                           Chairman of the Board (12/95 to date) and President
                                           and Chief Executive Officer (7/92 to date) of the
                                           Company
                                           President (3/97 -- 1/98) and Chief Executive Officer
                                           (10/91 to date) of DPI
                                           President (9/97 to date ) and Chief Executive Officer
                                           (6/96 to date) of MDT
Continuing Directors with terms
  ending in 1999:
Carlo Civelli.....................  49     Director -- 3/93 to date.
                                           Vice President Finance, Europe -- 8/91 to 3/95.
                                           Principal Holder
Scot E. Land......................  43     Director 4/97 to date.
Other Executive Officers:
Michael Bolcerek..................  35     President of DPI -- 1/98 to date.
                                           Chief Financial Officer/V.P. Finance -- 6/97 to 3/98.
Henry R. Mandell..................  41     Chief Financial Officer/Senior V.P.
                                           Finance/Secretary -- 3/98 to date.

     James D. Pace. Director since February, 1995. Director of DPI since July, 1992. For more than the last five years, Mr. Pace has specialized in the introduction and distribution of new technologies into the professional recording and film industries. He is an electronics engineer with broad experience in recording and live sound reinforcement.

     Gilbert N. Segel. Director since May, 1995. Mr. Segel has spent more than thirty (30) years as an independent business manager representing musical artists, film actors and entertainment industry entrepreneurs. Since 1985, he has concentrated on his personal investments and served as a director of various private business and charitable enterprises. Mr. Segel is the brother-in law of Mr. Rubinstein.

     Jerold H. Rubinstein. Director since August, 1991. Mr. Rubinstein has been Chairman and Chief Executive Officer of XTRA Music since July 1997 and was formerly Chairman and Chief Executive Officer DMX, Inc. (previously International Cablecasting Technologies, Inc.) from 1986 to July 1997. Prior to that he was co-owner and chairman of United Artists Records; chairman of ABC Records, Inc.; co-founder and chairman of Bel-Air Savings and Loan of Los Angeles; and co-founder and partner of JRC Oil, a Colorado oil and gas exploration company. Mr. Rubinstein is an attorney and certified public accountant and is a Director of Earthshell, Inc., and US Global Investors, both of which are listed on the NASDAQ Stock Market. Mr. Rubinstein is the brother-in law of Mr. Segel.

     Stephen W. Desper. Vice Chairman of the Board. Mr. Desper is an acoustician and acoustic design and noise control engineer who has devoted his full time efforts for more than five years to developing and refining the Spatializer(R) audio technology. Prior to that, he had more than 20 years experience as a recording engineer, including as the Director of Engineering for The Beach Boys Organization. From December, 1991 to December, 1995, he was Chairman of the Company and since then he has been Vice Chairman. He was also the senior inventor and President of DPI from June, 1986 to October, 1991 and was the Vice President and Director of Research of DPI form October, 1991 to December, 1996.

     Steven D. Gershick. Chairman of the Board, President and Chief Executive Officer. Mr. Gershick has been a Director of the Company since July, 1992 and Chairman since December, 1995. He was a Certified Public Accountant associated with KPMG Peat Marwick from May, 1977 through June, 1980 and from 1981 through September, 1991, was the principal of a Certified Public Accounting firm specializing in business consulting and entertainment business management. Since October 1, 1991, he has been the CEO of DPI and was President from October, 1991 to June, 1996. From March, 1997 to January, 1998, he resumed his role as President of DPI. Since June, 1996, he also served as the CEO of MDT and has been President of MDT since September, 1997. Since December, 1991, he has been President and CEO of the Company.

     Carlo Civelli. Director since March, 1993. Mr. Civelli, who was VP Finance-Europe of the Company from August, 1991 to March, 1995, has extensive experience in financing emerging public companies. He has been the Managing Director of Clarion Finanz AG, Zurich, Switzerland, for more than the last ten years and is also a Financial Consultant to Clarion Finanz AG.

     Scot E. Land. Director since April, 1997. Mr. Land has been Managing Director of EnCompass Group, Inc. since 1997 and was a Senior Technology Analyst with Microsoft Corporation 1994 to 1997. From 1993 to 1994, Mr. Land was Vice President of First Marathon Securities, Toronto, Canada with responsibilities in Research and Investment Banking, specializing in High Technology. During this same time, Mr. Land was an advisor to Microsoft Corporation on matters related to strategic planning and competitive product assessment. From 1988 to 1993, Mr. Land was President and CEO of InVision Technologies, Foster City, California. Mr. Land is on the Board of Directors of several private technology companies and non-profit organizations.

     Michael Bolcerek. President of DPI since January, 1998. Mr. Bolcerek was Chief Financial Officer and Vice President of Finance of the Company from June, 1997 to March, 1998. Prior to joining the Company, he was Controller of Nokia Display Products, Inc., from 1995 to 1996, Treasurer and Acting Chief Financial Officer for Axil Computer, Inc., from 1994 to 1995, Assistant Treasurer for NeXT Computer, Inc., from 1992 to 1993, and Manager of U.S. Treasury Operations for NeXT Computer, Inc., from 1991 to 1992. Prior to joining NeXT, he worked for Oracle Corporation in various management positions from 1987 to 1991.

     Henry R. Mandell. Chief Financial Officer, Senior Vice President of Finance and Secretary since March, 1998. Prior to joining the Company, Mr. Mandell was Executive Vice President and Chief Financial Officer of The Sirena Apparel Group, Inc. from November, 1990 to January, 1998, Senior Vice President of Finance and Administration for Media Home Entertainment, Inc. from April, 1985 to November, 1990, Director of Finance and Accounting for Oak Media Corporation from June, 1982 to April, 1985, and Senior Corporate Auditor for Twentieth Century Fox Film Corporation from June 1981 to June 1982. Mr. Mandell was a Senior Auditor at Arthur Young and Company from August, 1978 to June, 1981, where he qualified as a Certified Public Accountant.

BENEFICIAL OWNERS

     The following table sets forth information (except as otherwise indicated by footnote) as to shares of Common Stock owned as of March 31, 1998, or which can be acquired in sixty days, by (i) each person known by Management to beneficially own more than five percent (5%) of the Company's outstanding Common Stock, (ii) each of the Company's Directors and nominees for election as Directors, and (iii) all executive officers, Directors and nominees for election as Directors as a group:

                                                         AMOUNT AND NATURE OF    PERCENT OF
        NAME AND ADDRESS OF BENEFICIAL OWNER(1)          BENEFICIAL OWNERSHIP      CLASS
        ---------------------------------------          --------------------    ----------
DIRECTORS
Carlo Civelli(2)(5)....................................       4,020,958             16.9%
Stephen W. Desper(3)(5)................................       1,980,845              8.3%
Steven D. Gershick(5)..................................       1,126,144              4.7%
James D. Pace(4)(5)....................................         326,997              1.4%
Jerold H. Rubinstein(5)................................         250,000              1.1%
Gilbert N. Segel(5)....................................         220,000                *
Scot E. Land...........................................          63,947                *
NAMED EXECUTIVE OFFICERS
Irwin Zucker(5)........................................          46,667                *
Eric Rene Bos..........................................           8,333                *
Robert Montelius.......................................           8,333                *
Theodore Tanner(5).....................................          35,000                *
All directors and executive officers as a group (13
  persons)(5)(6).......................................       8,137,224             34.3%

---------------
 * Indicates that the percentage of shares beneficially owned does not exceed one percent (1%) of the class.

(1) Each of the persons named can be reached at the Company's offices at 20700 Ventura Boulevard, Suite 134, Woodland Hills, California, 91364, except for Carlo Civelli, whose address is Seefeldstrasse 214, 8034 Zurich, Switzerland. The persons named in the table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Carlo Civelli controls Clarion Finanz AG, a non-reporting investment company. Holdings of Mr. Civelli and Clarion Finanz AG are combined, and include all shares of the Company held of record or beneficially by either, and all additional shares over which he either currently exercises full or partial control, without duplication through attribution.

(3) Does not include 37,853 shares held by Sparkle Co. on behalf of the Estate of Stephen Desper's deceased father, Ira Desper, as to which Mr. Desper disclaims any direct or indirect beneficial interest or control.

(4) Does not include 134,497 shares held by Jeffrey C. Evans, a director of DPI, and co-owner with Mr. Pace of Audio Intervisual Design and Developing Technologies Distributors. Mr. Pace disclaims any direct or indirect beneficial interest or control of Mr. Evans' shares.

(5) Includes an aggregate of 4,365,912 escrowed performance shares held as of March 31, 1998 as follows: Carlo Civelli, 1,321,336 shares; Jerold H. Rubinstein, 142,500 shares; Stephen W. Desper,

    1,833,192 shares; Steven D. Gershick, 800,987 shares; James D. Pace, 120,647 shares; Gilbert N. Segel, 104,500 shares; Irwin Zucker, 28,500 shares; Theodore Tanner, 14,250 shares.

(6) Includes options to purchase 1,056,800 shares exercisable at various prices from $0.85 to $3.26 per share, and expiring on various dated from February, 2000 to January, 2003.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Except for severance paid to Mr. Desper for a six month period following his resignation from Director of Research in December, 1996, and a cash placement fee of $100,000 and 50,000 placement agent Warrants issued to Mr. Civelli in connection with the April 1998 Placement, no insider and no security holder who is known to the Company to own more than five percent (5%) of the Common Stock and no member of the immediate family of any of the officers or directors has or has had any material interest, direct or indirect, in any transaction in which the amount involved exceeds U.S. $60,000 since the commencement of the Company's last completed fiscal year or in any proposed transaction which in either such case has materially affected or will materially affect the Company.

     At the 1996 Annual Meeting the stockholders approved, subject to regulatory consent, a proposal to modify the terms of the performance share escrow arrangements for certain founders, officers and directors. On December 30, 1996, the Company received final consent from the British Columbia Securities Commission ("BCSC") to a modification arrangement ("Modification") which was less favorable to the holders of performance shares than the proposal approved by the stockholders. The Company has implemented the Modification as consented to by the BCSC.

     Under the Modification, 5% of the performance shares were released June 22, 1997 and the remainder are scheduled to be released automatically as follows: 5% on June 22, 1998; 10% on June 22, 1999; 20% on June 22, 2000; 30% on June 22,
2001; and 30% on June 22, 2002. In addition to the automatic releases, performance shares can be released based on the cash flow release criteria contained in the original June 22, 1992 escrow agreement although, to maintain a stable market in the Company's stock, in any year not more than 30% of the shares will be released, based on the cash flow criteria.

     In addition, under the Modification, the performance shares will vest if the individual holder has not voluntarily terminated his or her service to the Company prior to the applicable vesting dates. Any individual who is involuntarily terminated by the Company will be entitled to an automatic acceleration of the unvested performance shares. The Board, in its discretion, may allow an individual who has voluntarily terminated his or her services to the Company to retain a portion or all of any unvested performance shares.

     To the knowledge of management, none of the directors or officers of the Company have been involved in any other securities transactions in the last fiscal year (excluding grants and exercises of Employee and Director Incentive Options as described below).

INDEBTEDNESS TO RELATED PARTIES

     The Company's only indebtedness to related parties in 1997 was a loan payable to the estate of Stephen Desper's deceased father, Ira A. Desper. The amount payable to the estate at December 31, 1997 was U.S. $112,500.

     On April 14, 1998, the Company issued an unsecured promissory note to Clarion Finanz A.G.( the investment company controlled by Carlo Civelli) for the principal amount of $650,000. The note matures on December 31, 1998, and bears interest at the rate of 10% per annum. Both principal and interest are due upon maturity.

COMPENSATION OF DIRECTORS

     None of the Company's Directors received any cash compensation or other arrangements for services provided in their capacity as Directors. However, the Company has granted stock options to Directors in that capacity. Under the 1995 Stock Option Plan, each director who is not an employee of the Company is entitled to an automatic annual grant of an option to purchase 50,000 shares of Common Stock, which are granted as options are available for grant under the 1995 Stock Option Plan. Employee Directors may receive such a grant at the discretion of the Board of Directors.

ACTIVITIES OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Members of the Board of Directors are elected by the holders of the Common Stock of the Company and represent the interests of all stockholders. The Board of Directors meets periodically to review significant developments affecting the Company and to act on matters requiring Board approval. Although the Board of Directors delegates many matters to others, it reserves certain powers and functions to itself.

     During fiscal 1997, the Board of Directors of the Company, which consisted of seven (7) members, had three formal meetings and took action by unanimous written consent on twelve additional occasions. All incumbent Directors of the Company were present at, or participated in taking actions for, seventy-five percent (75%) or more of the total number of meetings of the Board of Directors of the Company and the Committees on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     As of March 31, 1998, standing committees of the Board of Directors of the Company included an Audit Committee and a Compensation and Stock Option Committee.

AUDIT COMMITTEE

     The Audit Committee of the Company's Board of Directors currently consists of Messrs. Rubinstein and Segel, each of whom is a non-employee Director of the Company. This committee is directed to review the scope, cost and results of the independent audit of the Company's books and records, the results of the annual audit with Management and the internal auditors and the adequacy of the Company's accounting, financial, and operating controls; to recommend annually to the Board of Directors the selection of the independent auditors; to consider proposals made by the Company's independent auditors for consulting work; and to report to the Board of Directors, when so requested, on any accounting or financial matters. The Audit Committee of the Board of Directors held one meeting during fiscal 1997.

COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee of the Company (the "Compensation Committee") currently consists of Messrs. Pace and Segel, each of whom is a non-employee director of the Company and a "disinterested person" with respect to the plans administered by such committee, as such term is defined in Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"). The Compensation Committee reviews and approves annual salaries, bonuses and other forms and items of compensation for senior officers and employees of the Company. Except for plans that are, in accordance with their terms or as required by law, administered by the Board or another particularly designated group, the Compensation Committee also administers and implements all of the Company's stock option and other stock-based and equity-based benefit plans (including performance-based plans), recommends changes or additions to those plans, and reports to the Board of Directors on compensation matters. The Compensation Committee held five meetings in 1997. To the extent required by law, a separate committee of disinterested parties administers the 1996 Incentive Plan. No Compensation Committee interlock relationships existed in 1997.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION
GENERAL

     The Company's Compensation Committee is responsible for formulating and overseeing the general executive and employee compensation policies for the Company. Its responsibilities include determination of the compensation of senior executive officers and administration of the annual and long-term incentive plans and stock option plans of the Company unless such plans, in accordance with their terms, are administered by the Board or another particularly designated group. Specific decisions relating to compensation earned by or awarded to the senior officers of the Company, including the chief executive officer and the other four highest paid executive officers (collectively, the "Named Executive Officers") are governed by the Compensation Committee. The Compensation Committee was formed in June, 1995.

     The Compensation Committee has adopted the following policy framework on which it intends to base the Company's compensation program and its decisions:

     - Efforts should be made to achieve base salaries for the senior executives which are competitive with compensation at the Company's peer group of companies, not withstanding the significantly larger revenues at many of the entities in the peer group.

     - Annual incentives should consider Company performance and individual contribution. Efforts should be made to establish parity among individuals with similar responsibilities and performance.

     - The long-term incentive program should be performance-based and emphasize stock options to ensure that long-term compensation primarily depends on increases in stock price. Other awards, including restricted stock, performance units or a combination may be utilized to provide incentives that might otherwise be reflected in stock option grants.

     - Stock option grants (or other performance-based long-term incentives that may be awarded in the future) should be competitive with peer practices to allow the Company to attract and retain senior personnel and to reflect the Company's operating growth and performance.

     - The relative mix of annual and long-term incentives should reflect levels within the organization, so that senior executives receive a greater proportion of long-term incentives and others receive compensation that emphasizes annual compensation and incentives.

     To implement these policies, the Compensation Committee will take into account current market data and compensation trends for similar enterprises, compare corporate performance of the Company to the performance of a selected peer group, gauge achievement of corporate and individual objectives and consider the overall effectiveness of the Company's compensation programs.

     To assist in formulating its operating framework, in December, 1995 the Compensation Committee engaged an independent executive compensation consultant to assess the current competitive position of the Company's executive compensation program and to assist the Company in implementing an ongoing long-term incentive program. The Compensation Committee has continued the engagement on an annual basis to review these matters and the application of the policies on a current basis. The consultant prepared comparisons of current compensation levels between the Company and a peer group of eight (8) publicly traded companies. In addition, broader published compensation surveys of compensation levels for executives holding similar positions at comparable industrial entities or organizations were used to establish competitive norms. The survey indicated that actual cash compensation (salary plus annual incentives) of the Named Executive Officers were below total cash compensation levels of the peer group, but when compared to other companies of comparable size in the high technology and electronics industries, the total cash compensation levels of the top three Company executives were near the 50th percentile of the companies surveyed. Subject to cost of living adjustments, current compensation levels for the executive officers are comparable to those discussed in the independent executive compensation consultant's report.

ANNUAL COMPENSATION

     The Compensation Committee annually reviews base salary levels of executives and employees annually, subject to any provisions or limitations included in their Employment Agreements and in the context of the above policies. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) creates a new limit on the deductibility of compensation paid to certain officers. With respect to the Company, the covered officers are the Chief

Executive Officer and the next four most highly compensated persons in office at the end of the year. Compensation paid to these officers in excess of $1,000,000 per person, that is not performance-based, cannot be claimed by the Company as a tax deduction. It is the Compensation Committee's intention to continue to utilize performance-based compensation and to conform such compensation to these limits. In order to conform to these new limitations, the Company is seeking stockholder approval of the material terms of the performance goals under the Plan.

CEO COMPENSATION

     The Compensation for Steven Gershick, CEO of the Company, was determined in accordance with the guidelines discussed above. Based on the performance of the Company and the compensation of the CEOs at several peer companies, an annual bonus of $43,750 was paid in 1997 and base salary was set at $175,000.

CONCLUSION

     The Compensation Committee believes that the policies and concepts discussed above will be an effective strategy since a significant portion of compensation to the Named Executive Officers will be based on the operating results of the Company, the commensurate results for its stockholders, and the need to attract and retain senior management, technical and operating personnel as the Company matures and the technology and market conditions change and evolve. At the same time, it is intended that the policies will encourage responsible management for both long-term and short-term results and will further the interests of the Company's stockholders. In implementing its policies, the Compensation Committee intends to base its review on the experience of its members, on Company and management information, and on discussions with and information compiled by various independent compensation consultants and other appropriate sources.

     Submitted by the Compensation Committee of the Company's Board of Directors,

                       James D. Pace
                       Gilbert N. Segel

PERFORMANCE GRAPH FOR THE COMPANY'S COMMON STOCK

     The following Performance Graph reflects a comparison of the performance of the Company's Common Stock to the common stock of other peer group companies and to the NASDAQ Market Index:

        Measurement Period          Spatializer Audio                          NASDAQ Market
      (Fiscal Year Covered)         Laboratories, Inc.    Peer Group Index          Index
8/22/95                                  $   100               $  100             $   100
12/31/95                                   89.74                69.50              100.02
12/31/96                                   74.36                68.15              124.29
12/31/97                                   30.77                71.38              152.03

                    Assumes $100 Invested on August 22, 1995
                          Assumes Dividend Reinvested
                      Fiscal Year Ending December 31, 1997

     The peer group, for purposes of the above graph, consists of other comparable technology companies. The peer group was expanded in 1996 to include a competitor in the advanced audio technology industry that went public during 1996.

EXECUTIVE COMPENSATION

     The following table sets forth separately, for the last three complete fiscal years, each component of compensation paid or awarded to, or earned by, the Chief Executive Officer ("CEO") of the Company and each of the other most highly compensated executive officers who were serving as executive officers at the end of the last fiscal year (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM COMPENSATION
                                                                   ----------------------------------
                                                                            AWARDS            PAYOUTS
                                                                   ------------------------   -------
                                                                   SECURITIES
                                                                     UNDER
                                                                    OPTIONS/     RESTRICTED
                                        ANNUAL COMPENSATION           SARS         STOCK
   NAME AND PRINCIPAL              -----------------------------    GRANTED        AWARDS      LTIP
        POSITION           YEAR     SALARY     BONUS      OTHER       (#)           ($)       PAYOUTS
   ------------------      -----   --------   --------   -------   ----------    ----------   -------
Steven D. Gershick.......  12/97   $175,000   $ 44,250   $ 9,000       50,000       N/A         N/A
Chairman of the Board,     12/96   $150,000   $ 37,500   $ 8,607       50,000    See note 6     N/A
President and CEO          12/95   $150,000   $ 37,500   $ 8,100      150,000(3)    N/A         N/A
Irwin Zucker(1)..........  12/97   $140,000   $ 13,000   $ 9,000          N/A       N/A         N/A
Vice President,            12/96   $ 70,000   $ 37,500   $ 5,007       50,000(5) See note 6     N/A
Strategic Development
for MDT
Eric Rene Bos(1).........  12.97   $120,000   $136,500       N/A          N/A       N/A         N/A
Vice President, Product    12.96   $ 60,000   $ 26,500   $10,000   $   25,000(5)    N/A         N/A
Development for MDT
Robert Montelius(1)......  12/97   $120,000   $136,500       N/A          N/A       N/A         N/A
Vice Presidnet,            12/96   $ 60,000   $ 26,500   $10,000   $   25,000(5)    N/A         N/A
Engineering for MDT
Theodore Tanner(2).......  12/97   $ 98,770   $ 13,000   $ 6,000       15,000(4)    N/A         N/A
Vice President,            12/96   $ 64,675   $ 15,500       N/A       45,000(4) See note 6     N/A
Engineering for DPI

---------------
(1) Messrs. Zucker, Bos and Montelius all became employees upon the Company's acquisition of MultiDisc Technologies, Inc. in June, 1996.

(2) Mr. Tanner became an employee of DPI in March, 1996.

(3) The exercise price for these options was adjusted to the closing market price on April 1, 1997.

(4) The exercise price for these options was adjusted to the closing market price on July 18, 1997.

(5) The exercise price for these options was adjusted to the closing market price on December 12, 1997.

(6) On September 2, 1996, Steven D. Gershick, Theodore Tanner and Irwin Zucker received performance shares which were transferred from prior holders based on a previous understanding that those shares were held for their benefit. Based on the market closing price of $4.25 on September 2, 1996, the value of the shares they received was as follows: Mr. Gershick, $636,405; Mr. Tanner, $63,640; and Mr. Zucker, $127,281. On June 22, 1997, 5% of the
    5,776,700 originally issued performance shares were released from escrow in accordance with the escrow arrangement. As a result, as of December 31, 1997, 5,445,115 of the originally issued performance shares remained outstanding which, based on the $1.50 year end closing price of the stock, were valued at $8,167,673. Unless released earlier based on cumulative positive cash flow of $.6285 Cdn. per share, the remainder of these shares will vest based on the following schedule: 5% June, 1998; 10% June, 1999; 20% June, 2000; 30% June 2001; and, 30% June, 2002.

           OPTION/STOCK APPRECIATION RIGHT ("SAR") GRANTS DURING THE
                     MOST RECENTLY COMPLETED FINANCIAL YEAR

     The following table, presented in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Regulations thereunder, sets forth stock options granted under the Company's Stock Option Plan ("the Stock Option Plan") during the most recently completed financial year to each of the Named Executive Officers:

                                                                                                       POTENTIAL
                                                                                                      REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                    ANNUAL RATES OF
                                                   INDIVIDUAL GRANTS                                     STOCK
                        -----------------------------------------------------------------------   PRICE APPRECIATION
                                      % OF TOTAL                   MARKET VALUE OF                        FOR
                        SECURITIES     OPTIONS/                      SECURITIES                       OPTION TERM
                          UNDER          SARS                        UNDERLYING                   -------------------
                         OPTIONS/     GRANTED TO    EXERCISE OR    OPTIONS/SARS ON
                           SARS      EMPLOYEES IN    BASE PRICE     DATE OF GRANT    EXPIRATION
                         GRANTED     FISCAL YEAR    ($/SECURITY)    ($/SECURITY)        DATE       5%($)      10%($)
                        ----------   ------------   ------------   ---------------   ----------   --------   --------
Steven D. Gershick....   50,000        6.4  %       $1.50/share     $1.50/share      4/01/02       $3,750     $7,500
Irwin Zucker..........    N/A          N/A              N/A             N/A            N/A            N/A        N/A
Eric Rene Bos.........    N/A          N/A              N/A             N/A            N/A            N/A        N/A
Robert Montelius......    N/A          N/A              N/A             N/A            N/A            N/A        N/A
Theodore Tanner.......   15,000        1.9  %       $1.31/share(1)  $1.31/share (1)  4/01/02       $  983     $1,965


                        ALTERNATIVE TO
                          REALIZABLE
                         VALUE: GRANT
                          DATE VALUE
                        --------------
                          GRANT DATE
                        PRESENT VALUE
                             ($)
                        -------------
Steven D. Gershick....     $0
Irwin Zucker..........    N/A
Eric Rene Bos.........    N/A
Robert Montelius......    N/A
Theodore Tanner.......     $0

---------------
(1) Repriced from $1.50 per share effective July 18, 1997.

            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FINANCIAL YEAR
                    AND FINANCIAL YEAR-END OPTION/SAR VALUES

     The following table (presented in accordance with the Exchange Act and the Regulations) sets forth details of all exercises of stock options/SARs during the most recently completed financial year by each of the Named Executive Officers and the financial year-end value of unexercised options/SARs on an aggregated basis:

                            SECURITIES     AGGREGATE      UNEXERCISED      VALUE OF UNEXERCISED IN-THE-MONEY
                            ACQUIRED ON      VALUE      OPTIONS/SARS AT     OPTIONS/SARS AT FISCAL YEAR END
           NAME              EXERCISE      REALIZED     FISCAL YEAR-END      ($)EXERCISABLE/UNEXERCISABLE
           ----             -----------    ---------    ---------------    ---------------------------------
Steven D. Gershick........      N/A           N/A           333,000              $53,784/$0
Irwin Zucker..............      N/A           N/A            50,000                 $0/$0
Eric Rene Bos.............      N/A           N/A            25,000                 $0/$0
Robert Montelius..........      N/A           N/A            25,000                 $0/$0
Theodore Tanner...........      N/A           N/A            60,000             $2,850/$8,550

                         TEN-YEAR OPTION/SAR REPRICINGS

     The following table (presented in accordance with the Exchange Act and the Regulations) sets forth details of all repricings of stock options/SARs during the most recently completed financial year by each of the Named Executive
Officers:

                                                            MARKET PRICE                                   LENGTH OF
                                     NUMBER OF SECURITIES   OF STOCK AT    EXERCISE PRICE                ORIGINAL TERM
                                          UNDERLYING          TIME OF        AT TIME OF       NEW        REMAINING AT
                                         OPTIONS/SARS       REPRICING OR    REPRICING OR    EXERCISE   DATE OF REPRICING
          NAME              DATE     REPRICED OR AMENDED     AMENDMENT       AMENDMENT       PRICE       OR AMENDMENT
          ----            --------   --------------------   ------------   --------------   --------   -----------------
Steven D. Gershick......    4/1/97         150,000            $1.50            $3.90         $ 1.50    3 yrs 9 mths
Chairman of the Board,
President and CEO
Irwin Zucker............  12/12/97          50,000           $1.875            $3.95         $1.875    3 yrs 9 mths
Vice President,
Strategic Development
for MDT
Eric Rene Bos...........  12/12/97          25,000           $1.875            $3.95         $1.875    3 yrs 9 mths
Vice President, Product
Development for MDT
Robert Montelius........  12/12/97          25,000           $1.875            $3.95         $1.875    3 yrs 9 mths
Vice President,
Engineering for MDT
Theodore Tanner.........   7/18/97          20,000            $1.31            $4.73         $ 1.31    4 yrs 0 mths
Vice President,            7/18/97          25,000            $1.31            $3.26         $ 1.31    4 yrs 3 mths
Engineering for DPI        7/18/97          15,000            $1.31            $1.50         $ 1.31    4 yrs 9 mths

EMPLOYMENT AGREEMENTS

     Effective October 1991, DPI entered into a two-year employment agreement (which continues thereafter from year to year unless terminated) with Steven Gershick pursuant to which Mr. Gershick was designated as President and Chief Executive Officer, at an annual salary of $125,000. Under his agreement, he serves full time and may terminate his employment on 90-days written notice. The Company may terminate the agreement for cause or at the end of the original or any extended term on 90 days prior written notice. In the event of termination, he is entitled to payment of six months to one year's salary, depending on the term remaining on the date of any termination. The employment agreement provides Mr. Gershick with the employee benefits generally available to other employees of the Company and, in addition, entitles him to life insurance, disability insurance and an automobile allowance. He is entitled to bonuses at the discretion of the Board of Directors. His agreement contains confidentiality, nondisclosure and invention provisions typical in the industry.

     As of January 1, 1995, the annual salary for Steven D. Gershick was increased to $150,000. As of January 1, 1997, the annual salary for Mr. Gershick was again increased to $175,000. As of January 1, 1998 the annual salary for Mr. Gershick was decreased to $65,000, with an additional annual salary of $175,000 to be paid to Mr. Gershick directly from MDT.

     Effective June 1996, MDT entered into employment agreements through December 1997 (which were automatically extended for one additional year unless written notice was given by either party by June 1, 1997) with Eric Rene Bos and Robert Montelius pursuant to which Mr. Bos was designated as Vice President of Product Development and Mr. Montelius was designated as Vice President of Engineering of MDT, at annual salaries of $120,000 each. Under their agreements, they serve full time and may terminate their employment on 90-days written notice. The Company may terminate their agreements for cause or at the end of the original or any extended term with or without written notice. In the event of termination, they are each entitled to one year's base salary, payable in equal quarterly installments, in addition to lump-sum payments equal to their base salary through the termination date of their agreement. The employment agreement provides Messrs. Bos and Montelius with the employee benefits generally available to other employees of the Company and, in addition, entitles them to life insurance, disability insurance and automobile allowance. In addition to being entitled to bonuses at the discretion of the Board of Directors, they are each entitled to a $5,000 bonus for each new patent application which MDT or the Company chooses to prosecute in which they are an inventor. Their agreements contain confidentiality, nondisclosure and invention provisions typical in the industry.

     In May 1997, the Company notified Messrs. Bos and Montelius that it did not intend to renew their agreements beyond December 1997. In September 1997, the Company notified both parties that it would extend their agreements through June 1998.

     Effective October 1996, DPI entered into an employment agreement through December 1997 (which, by its terms, has been extended through December, 1998) with Theodore Tanner pursuant to which he was designated as Vice President of Engineering, at an annual salary of $85,000. Under his agreement, he serves full time and may terminate his employment on 45-days written notice. The Company may terminate the agreement for cause or at the end of the original or any extended term with or without written notice. In the event of termination, he is entitled to a lump-sum payment equal to his base salary through the termination date of his agreement. The employment agreement provides Mr. Tanner with the employee benefits generally available to other employees of the Company and, in addition, entitles him to life insurance, disability insurance and automobile allowance. In addition to being entitled to bonuses at the discretion of the Board of Directors, he is entitled to a $5,000 bonus for each new patent application which DPI or the Company chooses to prosecute in which he is an inventor. His agreement contains confidentiality, nondisclosure and invention provisions typical in the industry.

     As of May 16, 1997, the annual salary for Mr. Tanner was increased to $100,000. As of July 1, 1997, the annual salary for Mr. Tanner was again increased to $110,000.

                                  PROPOSAL II

     A PROPOSAL TO AUTHORIZE THE ISSUANCE OF SHARES OF COMMON STOCK, IN EXCESS OF 20% OF THE CURRENTLY ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY, WHICH SHARES OF COMMON STOCK ARE ISSUABLE UPON CONVERSION OF THE SERIES A PREFERRED STOCK OF THE COMPANY AND UPON EXERCISE OF THE WARRANTS ISSUED OR RESERVED FOR ISSUANCE PURSUANT TO THE APRIL 1998 PLACEMENT.

     IF PROPOSAL II IS NOT APPROVED BY THE STOCKHOLDERS, THE COMPANY'S NASDAQ LISTING WOULD BE JEOPARDIZED AND THE INVESTORS IN THE APRIL 1998 PLACEMENT COULD DECLINE TO PROVIDE THE REMAINING PORTIONS OF THE APRIL 1998 PLACEMENT AND ELECT NOT TO PARTICIPATE IN ANY OTHER FUNDING FOR THE MDT PROJECT, SINCE THEY ANTICIPATE A CONTINUED NASDAQ SMALLCAP LISTING. THE DECREASED FUNDING WOULD HAVE A MATERIAL ADVERSE EFFECT ON THE IMPLEMENTATION OF THE MDT STRATEGY. A DE-LISTING ON THE NASDAQ SMALLCAP MARKET WOULD RESULT IN THE COMPANY'S COMMON STOCK TRADING ONLY ON THE NASDAQ OTC BULLETIN BOARD, WHICH WOULD MATERIALLY REDUCE AND ADVERSELY EFFECT THE MARKET ACCESS, VISIBILITY AND TRADING MARKET FOR THE COMPANY AND ITS STOCKHOLDERS.

     CERTAIN ASPECTS OF PROPOSAL II AND THE DETAILS OF THE RIGHTS OF THE SERIES A PREFERRED STOCK, AS SET FORTH IN THE CERTIFICATE OF DESIGNATION, ARE SUMMARIZED BELOW. THE SUMMARY IS QUALIFIED BY REFERENCE TO THE CERTIFICATE OF DESIGNATION WHICH IS ATTACHED AS APPENDIX 1 AND INCORPORATED HEREIN BY REFERENCE.

BACKGROUND OF SUBMISSION OF PROPOSAL

     On April 14, 1998, the Company entered into the $5 million April 1998 Placement of which $3 million has been funded and 60,000 shares of a new Series A, 7% Convertible Preferred Stock (previously defined as "Series A Preferred Stock") were issued at a stated price of $50 per share to four investors and 40,000 shares were reserved for issuance based on the requirement that the investors, or their designees provide $2 million in additional financing, as described below. In addition, up to 1,000,000 shares of Common Stock have been reserved for issue on exercise of up to 1,000,000 warrants ("Warrants"), consisting of up to 750,000 investor Warrants and up to 250,000 agent Warrants issued in the April 1998 Placement. The Series A Preferred Stock is convertible at the option of the holders during 1998 and future periods, and in all events, is automatically convertible in 2001, into the Company's Common Stock at a Conversion Price which is calculated as the lower of a Fixed Conversion Price of $1.18 per share or a Floating Conversion Price calculated as a discount from certain trading prices of the Company's Common Stock on NASDAQ (see definitions below). Each of the Warrants entitles the holder to receive one share of Common Stock for the Warrant; the placement agent Warrants are exercisable at $1.09 per share and the investor Warrants are exercisable at $1.27 per share (as described below).

     Since the Company is listed on the NASDAQ SmallCap Market, it is subject to the governance requirements adopted by NASDAQ in August 1997. These requirements, among other things, require listed companies to obtain the consent of their stockholders to any issuance of securities equaling 20% or more of the entity's outstanding voting shares if the issuance involves a discount from market or book value. As of April 14, 1998, the Company had 21,423,345 shares of Common Stock outstanding; as a result, the issuance of more than 4,284,669 shares requires such approval. Assuming conversion of the Series A Preferred Stock at the $1,18 Fixed Conversion Price, 2,542,373 shares of Common Stock will be required for the $3 million funding and 4,237,288 shares will be required for the $5 million funding, neither of which circumstances would require stockholder approval. However, the average closing bid price of the Company's Common Stock was approximately $0.93 for the measuring period specified in the April 1998 Placement. Therefore, application of the formula for establishing the Floating Conversion Price to the recent trading prices of the Company's Common Stock on NASDAQ (assuming immediate conversion rather than later conversion as contemplated by the April 1998 Placement) could result in the issuance of up to 6,329,114 shares (more than 20%) of the Company's currently outstanding Common Stock if the entire $5 million was converted at those levels and 3,797,468 shares if $3 million was converted at those levels.

     The Board of Directors is seeking stockholder approval for the issuance of Common Sock in excess of the 20% limitation, as a technical matter, to assure full compliance with NASDAQ Rules which apply only in the event that the trading prices of the Company's Common Stock remains at current levels when the Series A Preferred Stock is priced for conversion. If the applicable Conversion Price for the Series A Preferred is $1.18 per share, no submission of Proposal II to the stockholders would have been required. In addition, it should be noted that $1 million of the Series A Preferred Stock issued for the $3 million already invested in the April 1998 Placement, is not convertible until October 1998, at the earliest, which may further reduce the likelihood that the NASDAQ Rules will be implicated.

THE FUNDING

     The Company has been seeking venture financing to separately fund the costs of further research and development and the commercialization of the technology being developed by the Company's wholly owned subsidiary, MultiDisc Technologies, Inc. (previously defined as "MDT"). During Fall 1997, Management sought approximately $6 million from a number of venture sources and the Board of Directors considered a variety of proposals which would have resulted in separate funding and possibly a separate corporate structure for MDT. Some of the possible alternatives are still under consideration but none has been approved by the Board of Directors.

     Concurrently, Management and the Board of Directors sought other capital sources which would provide immediate funding to meet the Company's needs including the Company's commitment to cover the research and development costs for the MDT technology to assure that MDT progressed, as promptly as feasible, to a fully developed technology and was positioned to pursue commercial product applications. In both these efforts, the Board of Directors has continued to balance whether a separate investment and corporate identity for MDT or independent funding within the current consolidated corporate structure would provide the best opportunity to pursue the business plan and enhance stockholder value for all the Company's stockholders.

     On April 13, 1998 the Board of Directors approved the April 1998 Placement at the parent company level because, in its view, the funding provided the immediate capital infusion of $3 million needed to fund budgeted operating requirements and the MDT technology development through 1998 and provided working capital to partially offset the continued capital drain on the Company of MDT technology development. In addition to the $3 million funding which has been completed in the April 1998 Placement, the investors committed to provide the balance of $2 million of which $1 million is to be supplied by Clarion Finanz AG or its designee and $1 million is to be provided, at the option of the Company, by the other investors, resulting in a $5 million capital infusion in 1998. The investors in the April 1998 Placement also were granted certain rights to provide up to $4 million of the approximately $6 million financing which the Company is continuing to pursue to separately fund the commercial introduction of the MDT CD/DVD server technology.

     In approving the April 1998 Placement, the Board of Directors considered the terms and pricing of the various proposals, the relative dilution from the other proposals submitted to the Company, the willingness of the investors to provide additional funding, the liquidity expectations of the investors and their knowledge of the technology efforts of the Company, particularly with respect to the MDT technology, and the potential investor diversity and access to other capital markets and resources provided by the investor groups and their advisors. The Board of Directors authorized the April 1998 Placement based on its conclusion that it provided immediate additional funding on terms and conditions that were consistent with or preferable to other alternatives and, from a financial point of view, was likely to provide better stockholder value and corporate stability than other proposals considered over the last months. The Board of Directors concluded that the terms of the April 1998 Placement were fair to and in the best interests of the Company and its stockholders.

BACKGROUND OF MDT TECHNOLOGY DEVELOPMENT AND NEED TO COMMERCIALIZE MDT
TECHNOLOGY

     The Company is still developing its MDT technology on which the Company has expended $5.6 million to fund MDT acquisition and development costs since June 1996. It is anticipated that the Company will need to commit substantial capital beyond its current working capital reserves to complete development, begin manufacturing and launch MDT's initial products.

     The Company has not yet fully completed development and testing of its Windows NT(R) Changer File System, Drivers, Graphical User Interface (GUI), Database Manager, Control Panel Applet and supporting utilities, data interface, and robotics interface components. There can be no assurance that MDT's software components can be successfully completed and integrated, or that they can be cost effectively migrated to other operating systems, or next generation data or robotics interfaces as might be demanded by a rapidly changing market. Although the Company has satisfactorily completed a number of MDT proof-of-concept designs, and an initial technology demonstrator [TD Series] prototype which MDT debuted at COMDEX in November, 1997, MDT has yet to have completed a fully integrated device proving the efficacy of its designs, concepts, software and other technologies.

TERMS OF THE APRIL 1998 PLACEMENT

     On April 14, 1998, the Company entered into the $5 million April 1998 Placement, of which $3 million has been funded. In connection with the private placement, the Company authorized 100,000 shares of a new Series A Preferred Stock at a stated price of $50 per share and issued 60,000 shares for the $3 million investment completed in April. The balance of the $5 million is to be funded after the annual stockholders meeting and after the effective date of a Registration Statement covering the Common Stock into which the Preferred Stock is convertible. In connection with the April 1998 Placement, the Company agreed to issue 1,000,000 Warrants, exercisable for three years and entitling the holders to acquire one share of the Company's Common Stock for each warrant. Of the Warrants, 750,000 are being issued to investors (of which 450,000 were issued in April) and 250,000 Warrants are being issued to placement agents (of which 150,000 were issued in April). The investor Warrants are exercisable at 140% ($1.27) and the placement agent Warrants are exercisable at 120% ($1.09), respectively, of $0.91, the average closing bid price of the Company's Common Stock for the 10 days preceding the closing. In addition, Clarion Finanz AG, a related party of the Company, received 50,000 of the placement agent Warrants and $100,000 of the $300,000 paid as the 10% cash placement agent fee for arranging $1 million of the $3 million current investment. Since the

Warrants are exercisable at prices above market value on the date of issuance, the NASDAQ Rules do not require approval of the underlying Common Stock.

OTHER FINANCING REQUIREMENTS

     In the April 1998 Placement, the investors were granted certain rights to participate in the separate financing described above which is currently being pursued by the Company to fund the commercial introduction of its MDT CD/DVD server technology Funds generated by these financing activities as well as cash generated from the Company's existing operations is expected to be sufficient for the Company to meet its operating obligations and the anticipated additional research, development, and commercial prototype costs for the MDT business during the next twelve months. However, if the separate MDT funding is not completed, the Company will require additional capital, and need to identify other debt, equity or strategic investment sources to complete the research, development and commercial introduction of the MDT CD/DVD server technology and for marketing costs related to such activities. If the Company is unsuccessful in completing the MDT funding, management will be required to modify or delay the timing of the additional MDT development and marketing activities.

TERMS OF SERIES A PREFERRED STOCK

     The Series A Preferred Stock ranks: (i) prior to all of the Company's Common Stock, par value $.01 per share ("Common Stock") and (ii) prior to any class or series of capital stock of the Company hereafter created (unless such future class specifically, by its terms, ranks on parity with the Series A Preferred Stock), in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions"). The Series A Preferred Stock will bear a 7% per annum cumulative dividend, payable out of assets legally available therefor, at the Conversion Date (as defined below) in cash or Common Stock at the Conversion Price (as defined below), at the Company's option. No dividends shall be paid on the Common Stock or any other subsequently issued stock.

     In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive a liquidation preference of $50.00 per share plus any accrued and unpaid dividends, subject to adjustments for certain change of control and normal corporate reclassifications and to pro rata distributions in the event that assets are insufficient to fully fund the liquidation preference. Holders of the Series A Preferred Stock have a right to convert their shares, at their option on the earlier of (x) ninety (90) days after issuance or (y) on the effective date of the above-referenced Registration Statement on Form S-3 (the "Conversion Date") with such conversion to be based on a per share conversion price ("Conversion Price") equal to the lesser of a price that reflects a discount (the "Conversion Discount") to the average of any three (3) consecutive closing bid prices for the Company's Common Stock within twenty (20) trading days immediately prior to the conversion date (the "Floating Conversion Price") or a price which is equal to one hundred thirty percent (130%) of the closing bid prices of the Company's Common Stock for the ten (10) trading days immediately preceding the date of issuance (the "Fixed Conversion Price") provided that in determining the Conversion Price, the holder shall not count any day on which its sales account for greater than twenty percent (20%) of the volume of the Company's Common Stock and on which the holder has sales in the last hour of trading. The Conversion Discount shall be equal to fifteen percent (15%) if the Conversion Rights are exercised within one hundred twenty (120) days of first issuance of the Series A Preferred Stock, shall be equal to seventeen and one-half percent (17.5%) if the Conversion Rights are exercised after one hundred twenty (120) days and prior to one hundred forty-nine days of first issuance of the Series A Preferred Stock; and shall be equal to twenty percent (20%) if the Conversion Rights are exercised after one hundred fifty
(150) days from first issuance of the Series A Preferred Stock. The time periods are to be adjusted in the event that a Registration Statement becomes effective prior to the 90th day and the applicable Conversion Discount shall increase by five percent (5%) if the Company is de-listed on NASDAQ. In addition, the percentage of shares that can be converted at any one time is limited during such time periods and the holders cannot own more than 4.99% of the equity of the Company after the Conversion.

     The Company has filed a Registration Statement on Form S-3 to cover the resale of the number of shares of Common Stock which are expected to be required to accommodate the conversion rights of the Series A Preferred Stock and the shares that underlie Warrants issued in connection with the April 1998 Placement, but subject to the applicable NASDAQ limits. Unless sooner converted, and subject to certain conditions, the Series A Preferred Stock is subject to mandatory conversion after three (3) years from the Closing Date, at which time all shares of Series A Preferred Stock will automatically be converted at the Conversion Price. In addition, to accommodate the NASDAQ requirements, the holders have agreed that they will not convert Series A Preferred Stock until required stockholder approval has been received to meet the applicable NASDAQ requirement.

OTHER CAPITAL STOCK OF THE COMPANY

     The authorized capital of the Company consists of 50,000,000 shares of Common Stock (par value U.S. $.01) of which 21,423,345 were outstanding at April 15, 1998 and 1,000,000 shares of Preferred Stock (par value U.S. $.01) of which 60,000 shares of Series A Preferred Stock were issued and outstanding at April 15, 1998.

     All of the issued shares of Common Stock of the Company are fully paid and non-assessable and all of the shares of Common Stock rank equally as to voting rights, participation in the distribution of the assets of the Company on a liquidation, dissolution or winding-up and the entitlement to dividends. Each share of Common Stock entitles the holder to one vote. In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company, the holders of the Common Stock will be entitled to receive, on a pro-rata basis, all of the assets remaining after the Company has paid its liabilities. Subject to the rights granted to holders of Preferred Stock, and the limitations on Escrowed Performance Shares, holders of the Common Stock are entitled to dividends only when and to the extent declared by the Board of Directors.

     Of the 21,423,345 shares of Common Stock currently issued and outstanding, 5,445,115 are classified as Escrowed Performance Shares, are held in escrow by the Company's transfer agent, Harris Trust Company of California, and will vest under the Modification as described earlier. See Transactions with Management and Others.

     The Company has Options outstanding which could result in the issuance of up to 2,010,070 additional common shares of the Company and has Warrants outstanding which could result in the issuance of up to 1,759,750 additional shares of Common Stock of the Company. The Options have been granted to officers, directors and employees and the Warrants have been issued in private placements and as payment for services rendered. Warrants are non-transferable and adjusted in the event of a share consolidation or subdivision or other similar change to the Company's capital. See "Executive Compensation" in the Company's Annual Report on Form 10-K or in its Proxy materials for further information with respect to the Options.

     The Board of Directors is authorized to issue, without stockholder action, up to 1,000,000 shares of Preferred Stock of which 100,000 shares have been designated as the Series A Preferred Stock, of which 60,000 shares are outstanding, as described above. Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions.

     UNDER CERTAIN CONDITIONS, UPON CONVERSION OF THE SERIES A PREFERRED STOCK AND EXERCISE OF THE WARRANTS ISSUED IN THE APRIL 1998 PLACEMENT, THE COMPANY MAY BE REQUIRED TO ISSUE SHARES OF COMMON STOCK WHICH EXCEED, IN NUMBER, 4,284,669 SHARES OR MORE THAN 20% OF THE CURRENTLY OUTSTANDING COMMON STOCK OF THE COMPANY.

     IF PROPOSAL II IS NOT APPROVED BY THE STOCKHOLDERS, THE COMPANY'S NASDAQ LISTING WOULD BE JEOPARDIZED AND THE INVESTORS IN THE APRIL 1998 PLACEMENT COULD DECLINE TO PROVIDE THE REMAINING PORTIONS OF THE APRIL 1998 PLACEMENT AND ELECT NOT TO PARTICIPATE IN ANY OTHER FUNDING FOR THE MDT

PROJECT, SINCE THEY ANTICIPATE A CONTINUED NASDAQ SMALLCAP LISTING. THE DECREASED FUNDING WOULD HAVE A MATERIAL ADVERSE EFFECT ON THE IMPLEMENTATION OF THE MDT STRATEGY. A DE-LISTING ON THE NASDAQ SMALLCAP MARKET WOULD RESULT IN THE COMPANY'S COMMON STOCK TRADING ONLY ON THE NASDAQ OTC BULLETIN BOARD, WHICH WOULD MATERIALLY REDUCE AND ADVERSELY EFFECT THE MARKET ACCESS, VISIBILITY AND TRADING MARKET FOR THE COMPANY AND ITS STOCKHOLDERS.

     THE BOARD OF DIRECTORS OF THE COMPANY CONCLUDED THAT THE APRIL 1998 PLACEMENT WAS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS IS ALSO COMMITTED TO FULL COMPLIANCE WITH THE RULES OF THE NASDAQ STOCK MARKET AND IT THEREFORE RECOMMENDS A VOTE "FOR" PROPOSAL II TO ASSURE FULL COMPLIANCE WITH THE RULES OF THE NASDAQ STOCK MARKET IN THE EVENT THAT, AS A CONTINGENT MATTER, THE COMPANY IS REQUIRED TO ISSUE IN THE AGGREGATE MORE THAN 20% OF THE COMPANY'S COMMON STOCK TO FULFILL THE CONVERSION AND WARRANT EXERCISE OBLIGATIONS IN THE APRIL 1998 PLACEMENT.

REQUIREMENTS AND PROCEDURES FOR SUBMISSION OF PROXY PROPOSALS AND NOMINATIONS OF DIRECTORS BY STOCKHOLDERS

     Any stockholder who intends to present a proposal to be included in the Company's proxy materials to be considered for action at the 1999 annual meeting of stockholders must satisfy the requirements of the Securities and Exchange Commission and the proposal must be received by the Secretary of the Company on or before December 12, 1998, for review and consideration for inclusion in the Company's proxy statement and proxy card relating to that meeting.

     The chairman of the annual meeting may decline to allow the transaction of any business or the consideration of any nomination which was not properly presented in accordance with these requirements. The requirements with respect to nomination of persons for director do not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement, nor do they apply to questions a stockholder may wish to ask at a meeting. If the Company changes the date of the 1999 annual meeting of stockholders, stockholders will be notified in accordance with the Company's By-Laws.

APPOINTMENT OF AUDITOR

     The Board of Directors has appointed KPMG Peat Marwick LLP, of 21700 Oxnard Street, Suite 1200, Woodland Hills, California, USA, 91367, as the auditor of the Company to hold office for the ensuing year at a remuneration to be fixed by the directors. KPMG Peat Marwick was first appointed as auditors effective July 27, 1994. The Company expects that a representative of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Under the Exchange Act, the Company's directors, certain executive and other officers, and any person holding more than ten percent (10%) of the Company's Common Stock are required to report their ownership and any changes in that ownership to the Securities and Exchange Commission (the "Commission") and any exchange or quotation system on which the Common Stock is listed or quoted. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by directors and officers and ten percent (10%) holders. Based solely on a review of the copies of reports furnished to the Company as filed with the Commission, the Company believes that its executive officers and directors have complied with the filing requirements applicable to them for the year ended December 31, 1997.

ANNUAL REPORT

     The Company will furnish without charge to each stockholder who so requests in writing a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission. A copy of this report is included in this mailing. Requests for additional copies of the Annual Report on Form 10-K should be sent to the Company at 20700 Ventura Boulevard, Suite 134, Woodland Hills, California 91364,
Attention: Investor Relations.

OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

DATED: May   , 1998                       BY ORDER OF THE BOARD

                                          Steven D. Gershick
                                          Chairman, President & CEO

APPENDIX 1

                      FORM OF CERTIFICATE OF DESIGNATION*
                                       OF
                    SERIES A, 7% CONVERTIBLE PREFERRED STOCK
                                       OF
                      SPATIALIZER AUDIO LABORATORIES, INC.

Pursuant to Section 151 of the General Corporation Law ("GCL") of the State of Delaware, and the Bylaws of Spatializer Audio Laboratories, Inc., a Delaware corporation (the "Company"), we, the undersigned being President and Secretary, respectively, DO HEREBY CERTIFY, that the following resolution was duly adopted by the Board of Directors on April 13, 1998:

     RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Company's Certificate of Incorporation and Bylaws, the Board of Directors hereby provides for the issuance of a series of Preferred Stock of the Company consisting of 100,000 authorized shares which shall have the voting powers, designations, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations, or restrictions, set forth in such Certificate of Incorporation, and in addition thereto, the following:

     Section 1. Designation and Amount. The series of Preferred Stock hereby created shall be designated as the "Series A Preferred Stock," shall have a par value of $.01 per share and the number of shares constituting the Series A Preferred Stock shall be 100,000 shares. The Series A Preferred Stock shall have a stated value of $50.00 per share, with a 7% per annum dividend as set forth herein.

     Section 2. Rank. The Series A Preferred Stock shall rank: (i) prior to all of the Company's Common Stock, par value $.01 per share ("Common Stock") and
(ii) prior to any class or series of capital stock of the Company hereafter created (unless such future class specifically, by its terms, ranks on parity with the Series A Preferred Stock), in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

     Section 3. Dividends. The Series A Preferred Stock will bear a 7% per annum cumulative dividend, payable out of assets legally available therefor, at the Conversion Date (as defined below) in cash or Common Stock at the Conversion Price (as defined below), at the Company's option. No dividends shall be paid on the Common Stock or any stock issued pursuant to Section 9 prior to the payment of dividends on Series A Preferred Stock.

     Section 4. Sinking Funding. No provisions shall be made for any sinking fund.

     Section 5. Liquidation Preference.

     (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive an amount per share equal to the sum of (i) $50.00 for each outstanding share of Series A Preferred Stock (subject to adjustments for Reclassifications (as defined herein), plus (ii) an amount equal to all accrued and unpaid dividends which shall accrue through the Conversion Date (the "Liquidation Preference"). If upon the occurrence of such event, the assets and funds available to be distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts due to such holders, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series A Preferred Stock on a pro rata basis.

     (b) Notwithstanding anything set forth above, holders of Series A Preferred Stock shall not be entitled to receive more than the Liquidation Preference, as adjusted to reflect any Reclassifications in the event of any

---------------

* As filed with the Secretary of State of the State of Delaware on April 16, 1998, to amend the original certificate filed April 14, 1998, to correct certain technical provisions.

corporate reorganizations or any other transaction (or series of related transactions) that results in the transfer of more than fifty percent (50%) of the outstanding voting power of the Company and such transactions shall not constitute a liquidation, dissolution, or winding up of the Company if the successor assumes that obligations of the Company with respect to the Series A Preferred Stock. A sale, conveyance, or other disposition of all or substantially all of the Company's assets, shall constitute a liquidation, dissolution or winding up within the meaning of this paragraph and shall entitle the holders of the Series A Preferred to the Liquidation Preference, to the extent available above. The purchase or redemption by the Company of stock of any class, in any number permitted by law, for the purpose of this paragraph, shall not be regarded as a liquidation, dissolution or winding up of the Company.

     Section 6. Conversion. The record holders of this Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights").

     (a) Right to Convert.

        (1) The holders may convert, in whole or in part, by notice ("Holder's Notice") at their option on the earlier of (x) ninety (90) days after issuance or (y) on the effective date of a Registration Statement on Form S-3 ("Registration Statement"), filed with the Securities and Exchange Commission, with such conversion to be based on a per share conversion price ("Conversion Price") equal to the lesser of a price that reflects a discount (the "Conversion Discount") to the average of any three (3) consecutive closing bid prices for the Company's Common Stock within twenty (20) trading days immediately prior to the conversion date (the "Floating Conversion Price") or a price which is equal to one hundred thirty percent (130%) of the closing bid prices of the Company's Common Stock for the ten (10) trading days immediately preceding the date of issuance (the "Fixed Conversion Price") provided that in determining the Conversion Price, the holder shall not count any day on which its sales account for greater than twenty percent (20%) of the volume of the Company's Common Stock and on which the holder has sales in the last hour of trading. The Conversion Discount shall be equal to fifteen percent (15%) if the Conversion Rights are exercised within one hundred twenty (120) days of first issuance of the Series A Preferred Stock hereunder, shall be equal to seventeen and one-half percent (17.5%) if the Conversion Rights are exercised after one hundred twenty
(120) days and prior to one hundred forty-nine days of first issuance of the Series A Preferred Stock hereunder; and shall be equal to twenty percent (20%) if the Conversion Rights are exercised after one hundred fifty (150) days from first issuance of the Series A Preferred Stock hereunder. Additionally, if the Registration Statement becomes effective prior to the ninetieth (90th) day following the first issuance of Series A Preferred Stock by the Company, the first Conversion Discount period and each subsequent Conversion Discount Period set forth in the prior sentence shall be reduced by the number of days by which the Registration Statement was effective prior to such ninetieth (90th) day. The applicable Conversion Discount shall increase by five percent (5%) if the Company receives formal, final notice from NASDAQ delisting the Company's Common Shares with such increase effective on the effective date of such formal delisting. Further the holder may exercise the Conversion Rights (the "Conversion Restriction"), according to the following schedule:

  CONVERSION DATE FROM FIRST ISSUANCE   PERCENTAGE TO BE CONVERTED
  -----------------------------------   --------------------------
  Less than 120 days                                33%
  120 to 149 days                                   66%
  150 or more days                                 100%

        (2) Notwithstanding Section 6(a)(1), if the Common Stock of the Company closes above the "Fixed Conversion Price" on a Conversion Date, no Conversion Restriction shall apply. Additionally, if the Registration Statement becomes effective prior to the ninetieth (90th) day following the first issuance of Series A Preferred Stock by the Company, the period for the Conversion Dates first issuance set forth above shall be reduced by the number of days by which the Registration Statement was effective prior to such ninetieth (90th) day. The maximum Conversion Rights to be exercised by the holders shall be limited so that, after conversion, the holders do not beneficially own more than 4.99% of the outstanding Common Stock of the Company, provided this limitation will not be effective on the tenth (10th) day following an event of default under the terms hereof, and notice from the holder that the Company is in breach of any of its obligations under any of its other transaction documents and such event of default is uncured for thirty (30) days following the notice. However, if such event is remedied, the 4.99% limitation will be reinstated.

     (b) Filing of Registration Statement. Within thirty (30) days of the date hereof, the Company shall amend its currently effective Registration Statement on Form S-3 or shall file a new Form S-3 with respect to the Common Stock to cover the Common Stock of the Company which would be issuable on conversion of the Series A Preferred Stock and upon exercise of the Warrants issued in connection with the Series A Preferred Stock, so that the holder shall have the right, but not the obligation, to participate as a selling stockholder. To the extent that the offering is an underwritten offering and the holder participates as a selling stockholder, the holder shall enter into an underwriting agreement (if applicable) and provide such other documents and standard indemnifications with respect to the offer and sale of the Common Stock. The Company shall pay all expenses reasonably incurred in connection with the offer and sale of the Common Stock except for underwriting commissions or discounts, if any, which shall be paid by holder.

     (c) Mechanics of Conversion. Conversion of the Series A Preferred Stock to Common Stock may be exercised by holder telecopying an executed and completed notice of conversion ("Notice of Conversion") to the Company, and delivering the original Notice of Conversion and the certificate representing the shares of Series A Preferred Stock to the Company by hand or by express courier within three (3) business days of exercise. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a "Conversion Date." The Company will transmit the certificates representing the Common Stock issuable upon conversion of all or any part of the shares of Series A Preferred Stock (together with any certificates for replacement shares of Series A Preferred Stock not previously converted but included in the original certificate presented for conversion) to the holder via express courier within three (3) business days after the Company has received the original Notice of Conversion and certificate for the shares of Series A Preferred Stock being so converted. The Notice of Conversion and certificate representing the portion of the shares of Series A Preferred Stock converted shall be delivered as follows:

        To the Company:  Spatializer Audio Laboratories, Inc.
                         20700 Ventura Blvd., Suite 134
                         Woodland Hills, CA 91364
                         Attention: Wendy Guerrero
                         Telephone: (818) 227-3370
                         Facsimile: (818) 227-9750

or to such other person at such other place as the Company shall designate to the holder in writing.

     (d) Failure to Convert. In the event that the Company shall fail to deliver the shares of Common Stock issuable on conversion of the Series A Preferred Stock within five (5) business days of receipt by the Company of a valid Notice of Conversion, the Company agrees to pay to the holder of the Series A Preferred Stock delivering the Notice of Conversion, upon demand, in immediately available cash funds, as liquidated damages for such failure and not as a penalty, for each One Hundred Thousand Dollars of Series A Preferred Stock delivered for conversion, $500 per day for each of the first ten (10) days and $1,000 per day for each day thereafter on which the Common Stock is not delivered. The obligations for liquidated damages shall be effective from the sixth day after delivery of the Notes of Conversion.

     (e) Lost or Stolen Certificates. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any certificates representing shares of Series A Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the certificate(s), if mutilated, the Company shall execute and deliver new certificate(s) of like tenor and date. However, Company shall not be obligated to re-issue such lost or stolen certificates if holder contemporaneously requests Company to convert such Series A Preferred Stock into Common Stock.

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

     (f) No Fractional Shares. If any conversion of the Series A Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, shall be the next higher number of shares.

     (g) Mandatory Conversion. The Series A Preferred Stock. is subject to mandatory conversion after three (3) years from the Closing Date, at which time all shares of Series A Preferred Stock will automatically be converted at the Conversion Price, upon the terms set forth in this section. Mandatory conversion shall not occur in the event of the occurrence of one or both of the following at the time of such mandatory conversion: (x) the Company is unable, or admits in writing its inability, to pay its debts, or is not paying its debts generally as they come due, or has made any assignment for the benefit of creditors; or
(y) the Company has commenced, or there has been commenced against the Company, any case, proceeding, or other action seeking to have an order for relief entered with respect to the Company, or to adjudicate the Company as a bankrupt or insolvent.

     (h) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock.

     (i) Adjustment to Conversion Rate.

        (1) Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc. If at any time when the Series A Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased. In such event the Company shall notify the Transfer Agent of such change on or before the effective date thereof.

        (2) Adjustment Due to Merger, Consolidation, Etc. If, prior to the conversion of all Series A Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, or other property, then the holders of Series A Preferred Stock shall, upon being given at least 30 days advance written notice of such transaction, thereafter have the right to purchase and receive upon conversion of Series A Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series A Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series A Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Rate and of the number of shares issuable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Company shall not effect any transaction described in this subsection unless (1) holder has been given at least thirty (30) days advance written notice of such transaction, and (2) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the holders of the Series A Preferred Stock such shares of stock and/or securities or other property as, in accordance with the foregoing provisions, the holders of the Series A Preferred Stock may be entitled to receive upon conversion of the Series A Preferred Stock.

        (3) No Fractional Shares. If any adjustment under this Section would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be

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

disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

     Section 7. Voting Rights. The holders of the Series A Preferred Stock shall have no voting power whatsoever, except with respect to any amendment to the Company's Certificate of Incorporation which would have an adverse effect on the Series A Preferred Stock or as otherwise provided by the Delaware Corporation Laws.

     Section 8. Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 6 hereof, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Company as Series A Preferred Stock.

     Section 9. Preference Rights. Nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one or more series of Preferred Stock with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of the Series A Preferred Stock.

     IN WITNESS THEREOF, the Company has caused the undersigned to sign this Certificate of Designation this 15th day of April, 1998.

                                          SPATIALIZER AUDIO LABORATORIES, INC.

                                          By:    /s/ STEVEN D. GERSHICK
                                            ------------------------------------
                                            President: Steven D. Gershick
Attest:

By:      /s/ HENRY R. MANDELL
    ----------------------------------
    Secretary: Henry R. Mandell

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